UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

lululemon athletica inc.

(Name of Registrant as Specified In Its Charter)

Dennis J. Wilson

Anamered Investments Inc.

LIPO Investments (USA), Inc.

Wilson 5 Foundation

Wilson 5 Foundation Management Ltd.

Five Boys Investments ULC

Shannon Wilson

Low Tide Properties Ltd.

House of Wilson Ltd.

Laura Gentile

Eric Hirshberg

Marc Maurer

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dennis J. Wilson, together with the other participants named herein, intends to file a proxy statement and accompanying GOLD universal proxy card with the U.S. Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of his slate of highly qualified director candidates at the 2026 annual meeting of shareholders (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2026 Annual Meeting”) of lululemon athletica inc. (the “Company”), and for the approval of a business proposal to be presented at the 2026 Annual Meeting.

On April 8, 2026, Mr. Wilson posted materials to social media, copies of which are attached hereto as Exhibit 1 and incorporated herein by reference. Also on April 8, 2026, Mr. Wilson publicly displayed materials on a mobile billboard, copies of which are attached hereto as Exhibit 2 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mr. Wilson, together with the other Participants (as defined below), intends to file with the SEC a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GOLD Universal Proxy Card to be used to solicit proxies from the shareholders of the Company in connection with the 2026 Annual Meeting.

SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE.

The participants in the solicitation of proxies are Mr. Wilson, Anamered Investments Inc., LIPO Investments (USA), Inc., Wilson 5 Foundation, Wilson 5 Foundation Management Ltd., Five Boys Investments ULC, Shannon Wilson, Low Tide Properties Ltd., House of Wilson Ltd., Marc Maurer, Laura Gentile, and Eric Hirshberg (collectively, the “Participants”).

The Definitive Proxy Statement and accompanying GOLD Universal Proxy Card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained in an amendment to Schedule 13D filed by the Participants with the SEC on March 30, 2026 and is available here. By virtue of the relationship among the Participants as members in a Schedule 13(d) group, all the Participants, individually, are deemed to beneficially own the 9,904,856 shares of Common Stock of the Company, par value $0.005 (of which 5,115,961 are shares of the Company’s special voting stock paired with an equal number of exchangeable shares of Lulu Canadian Holding, Inc., on a fully-converted basis) owned in the aggregate by all of the Participants.

Exhibit 1

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Creativity First lulu
Just now ·

lululemon was once the standard, setting the pace while others followed. Today, the market is evolving faster, with brands introducing better products and new ideas at speed. lululemon has shifted from leading to repeating – scaling previous ideas instead of building what's next.

Creativity First is calling for change and a return to leading through innovation, not iteration.

Additional legal information can be found at: www.creativityfirstlulu.com

A18 | Tuesday, October 7, 2025 THE WALLSTREET JOURNAL

PAID ADVERTISEMENT

lululemon: in a Nosedive

By Chip Wilson, Founder of lululemon

When I founded lululemon in 1998, it was built on a relentless focus on innovation, product, culture, and customer experience. We invented a“technical product” business model, created anew apparel category, pioneered community marketing, and developed system processes so simple a refrigerator could manage them.

By its 25th anniversary, lululemon should have been a $100 billion market-cap company. Instead, its trajectory has declined. Why?

Lululemon directors have systematically dismantled the business model and lost employees who held the institutional knowledge that made the company great.

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Exhibit 2

CREATIVITY FIRST
$LULU 2Y
-65%
from 12/30/2023 to 10/06/2025*
lulu's Board has fumbled the bag.
Learn more at creativityfirstlulu.com
and shareholders have lost theirs.
CREATIVITY FIRST

[Footnote Transcript]

“* The day before Chip Wilson published an ad in The Wall Street Journal”